Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Five9, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
San Francisco, California
February 25, 2019